UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, KS 67210

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (316) 526-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Spirit AeroSystems Holdings, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”) on May 23, 2025. The final voting results for the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephen A. Cambone	71,940,067	165,856	498,394	7,517,765
Jane P. Chappell	71,750,107	329,579	524,631	7,517,765
Irene M. Esteves	71,236,088	868,614	499,615	7,517,765
William A. Fitzgerald	71,325,674	779,003	499,640	7,517,765
Paul E. Fulchino	70,789,118	1,315,986	499,213	7,517,765
Robert D. Johnson	71,157,986	946,774	499,557	7,517,765
Ronald T. Kadish	71,002,865	1,106,026	495,426	7,517,765
James R. Ray, Jr.	70,897,426	1,207,559	499,332	7,517,765
Patrick M. Shanahan	71,447,313	659,199	497,805	7,517,765
Laura H. Wright	70,027,243	2,063,342	513,732	7,517,765

Proposal 2: Advisory vote to approve the compensation of named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,507,087	20,582,081	515,149	7,517,765

Proposal 3: Ratification of appointment of Ernst & Young LLP as independent auditors for 2025

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,089,610	223,490	808,982	0

Proposal 4: Stockholder proposal titled “Transparency in Political Spending”

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,298,726	33,493,179	1,812,412	7,517,765

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 23, 2025	By:	/s/ Irene M. Esteves
Irene M. Esteves
Executive Vice President and Chief Financial Officer